Exhibit 10.1

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

EXECUTIVE RETIREMENT, TRANSITION AND SEPARATION AGREEMENT

THIS EXECUTIVE RETIREMENT, TRANSITION AND SEPARATION AGREEMENT (this “Agreement”) is entered into by and between Reed’s, Inc., a Delaware corporation (the “Company”), and Norman E. Snyder, Jr. (“Executive”) effective April 14, 2025.

RECITALS

WHEREAS, Executive has been employed by the Company in the position of Chief Executive Officer and serves as a member of the board of directors of the Company;

WHEREAS, Executive desires to retire and the parties desire to facilitate the orderly transition of Executive’s duties;

WHEREAS, in exchange for Executive executing and complying with the terms of this Agreement, including without limitation Executive’s execution and non-revocation of the general release of claims herein, the Company has agreed to provide Executive the below-described benefits and arrangements; and

WHEREAS voluntarily and of Executive’s own free will, Executive desires to accept the Company’s offer in exchange for executing and complying with the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Company and Executive hereby agree as follows:

1. Separation of Employment; Transition Period.

(a) Separation Date. Unless otherwise approved by the Company, Executive’s last day of employment with the Company will be May 31, 2025 (the “Separation Date”). Executive confirms and understands that unless otherwise expressly set forth herein, regardless of whether Executive executes and does not revoke his acceptance to this Agreement, Executive’s employment and/or service relationship with the Company and any of its affiliates shall terminate and cease for all purposes effective as of the Separation Date, including for purposes of all salary, wages, compensation, benefits, bonuses, equity, vesting, and any other interests or benefits unless otherwise expressly set forth herein. Regardless of whether Executive timely executes and does not revoke his acceptance to this Agreement, Executive shall be paid Executive’s (i) salary at current rate of pay (based on annual salary of $378,525.00) earned through the Separation Date, unpaid expense reimbursements and unused paid time off that accrued through the Separation Date on or before the time required by law and (ii) any vested benefits the Executive may have under any employee benefit plan of the Company through the Separation Date, which vested benefits shall be paid and/or provided in accordance with the terms of such employee benefit plans, including but not limited to vested stock options. Further, Executive shall receive a guaranteed bonus in the amount of $30,000.00 and will be eligible to receive up to an additional $20,000.00 bonus subject to achievement of performance metrics set forth on Exhibit A.

(b) Transition Period. Effective through the Separation Date (the “Transition Period”), Executive (i) shall assist in the smooth and orderly transition of Executive’s duties and responsibilities, (ii) shall continue to serve as an employee, and (iii) shall otherwise provide reasonable assistance to the Company in accordance with the reasonable directives of the Company. Outstanding stock options that have not vested will continue to vest during the Transition Period.

2. Separation Benefits. In consideration of Executive’s promises and covenants set forth herein and further conditioned upon: (a) Executive’s resignation from the office of Chief Executive Officer, as a member of the board of directors and any other position he holds with the Company effective as of the Separation Date (b) Executive executing, dating and delivering this Agreement to the Company in accordance with the terms provided in the paragraph titled “Older Worker Benefit Protection Act Disclosure”; (c) Executive not revoking this Agreement as provided for in the section titled “Older Worker Benefit Protection Act Disclosure”; (d) Executive executing, dating and delivering the Affirmation of General Release of Claims attached hereto as Exhibit B to the Company no earlier than the Separation Date and no later than seven (7) days after the Separation Date; and (e) Executive’s compliance with all the terms of this Agreement, as well as his continued compliance with that certain Confidentiality and Proprietary Information Agreement of evendate herewith (the “CPIA”), Company shall pay or provide to Executive the following (collectively (a)- (d), the “Separation Benefits”):

(a) Three hundred and seventy-eight thousand five hundred twenty -five dollars ($378,525.00) payable in equal installments for twelve (12) months following the Separation Date in accordance with the Company’s normal payroll practices, but no less frequently than monthly, which shall commence immediately following the Termination Date (referred to herein as the “12-Month Continued Base Salary”.

(b) Executive will have an extended period of two years from the Separation Date to exercise vested stock options.

(c) The Company will reimburse Executive an amount up to $10,000.00 for legal fees paid by Executive related to review and negotiation of the terms of this Agreement.

(d) If the Executive timely and properly elects health continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company shall reimburse the Executive all of the monthly COBRA premiums paid by the Executive for the Executive and the Executive’s dependents and all of Executive’s deductibles to which Executive’s health insurance policy is subject. Reimbursement of such COBRA premiums shall be paid to the Executive on the first of the month immediately following the month in which the Executive timely remits the premium payment. The deductibles shall be pre-paid to Executive in accordance with Company’s policies and procedures applicable to executive employees. The Executive shall be eligible to receive such reimbursement until the earliest of: (i) the twelve-month anniversary of the Separation Date; (ii) the date the Executive is no longer eligible to receive COBRA continuation coverage; and (iii) the date on which the Executive receives substantially similar coverage from another employer or other source. Notwithstanding the foregoing, if the Company’s making payments under this Section 2(b) would violate the nondiscrimination rules applicable to non-grandfathered plans under the Affordable Care Act (the “ACA”), or result in the imposition of penalties under the ACA and the related regulations and guidance promulgated thereunder), the parties agree to reform this Section 2(b) in a manner as is necessary to comply with the ACA.

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3. Full Payment and Satisfaction. Executive acknowledges and agrees that (i) subject to receipt of the Executive’s receipt of the Separation Benefits described in Paragraph 2 above, Executive has received full and timely payment of all compensation, salary, wages, bonuses, commissions, distributions, vacation pay, paid time off, severance, incentive pay, equity, profits, phantom stock payments, change in control bonuses, or other payments or benefits owed or which ever have been owed by the Company or any of its affiliates through the Separation Date, including without limitation pursuant to stock option award agreements and the applicable plan governing such awards and (ii) the Separation Benefits provided herein, individually or in the aggregate, are in exchange for his execution and non-revocation of this Agreement, as well as his compliance with the terms hereof. All unvested stock options shall cease to vest upon the Separation Date.

4. General Release of Claims. In exchange for the consideration set forth herein, including the Separation Benefits, Executive, for Executive, Executive’s agents, attorneys, heirs, beneficiaries, administrators, executors, successors, assigns, and other representatives, and anyone acting or claiming on Executive’s or their joint or several behalf, hereby releases, waives, and forever discharges the Company, and all of its past, present or future parents, subsidiaries or affiliates, and any of its or their past, present or future employees, officers, directors, managers, trustees, board members, owners, equity holders, agents, attorneys, insurers or benefit plans and any of its or their predecessors, successors, assigns, and other representatives, and anyone acting on their joint or several behalf (the “Releasees”), from any and all known and unknown, suspected or unsuspected, claims, causes of action, demands, damages, costs, expenses, attorneys’ fees, liabilities, or other losses, from the beginning of time through the date this Agreement is executed, including, but not limited to, those that in any way arise from, grow out of, or are related to Executive’s employment and/or service relationship with the Company or any of its affiliates or subsidiaries or the termination thereof or any contracts, agreements, awards, policies, plans, programs or practices with or of any Releasee. By way of example only and without limiting the immediately preceding sentence, Executive agrees that Executive is releasing, waiving, and discharging

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(a) any and all claims against the Company and the Releasees under (i) any federal, state, or local employment law or statute, including, but not limited to Title VII of the Civil Rights Act(s) of 1964 and 1991, the Age Discrimination in Employment Act, as amended, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification (WARN) Act and any state or local equivalent law(s), the Older Workers Benefit Protection Act, the Fair Labor Standards Act, Section 806 of the Corporate and Criminal Fraud Accountability Act of 2002, the Rehabilitation Act of 1973, the Fair Credit Reporting Act, the Employee Retirement Income Security Act of 1974, and the Uniformed Services Employment and Reemployment Rights Act; (ii) applicable state or local civil rights law(s);

(b) any claim to benefits under any plan, or under the federal Employee Retirement Income Security Act of 1974, as amended, except for Executive’s right to any benefits to which Executive is entitled under any retirement plan of the Company that is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, or Executive’s rights, if any, under COBRA;

(c) any and all claims under common law, including any claim for tort, breach of contract (express or implied, written or oral), quasi contract, wrongful or constructive discharge, defamation, intentional infliction of emotional distress, misrepresentation, fraud, or negligence;

(d) any and all claims arising under or in connection with any agreement, understanding, contract, promise, or arrangement, written or oral, between Executive and the Company and/or any of the Releasees, including but not limited to any claims arising under or in connection with equity award agreements and applicable governing plans;

(e) any and all claims for or relating to any compensation, distributions, salary, wages, bonuses, commissions, income, carried interest, contributions, distributions, fees, income, contributions, overtime pay, incentive compensation, equity-based compensation, stock options, shares, equity, or any other actual or prospective stock, equity, option, profits, awards or grants; and

(f) any other claims Executive may now have against the Releasees, whether known or unknown to Executive;

Notwithstanding any releases granted in the foregoing, Executive’s right to be held harmless and Executive’s right to indemnification from the Company, as reflected in that certain Indemnity Agreement, dated February 27, 2024 (the “Indemnification Agreement”), or under the Company’s by-laws or certificate of incorporation, shall not be released, altered, or limited in any way as a result of the foregoing.

In addition, in exchange for Executive’s release herein and his compliance with this Agreement, the Company, on its behalf as well as any agents, attorneys, successors, assigns, and other representatives and anyone acting or claiming on the Company’s or their joint or several behalf, hereby releases, waives, and forever discharges Executive and all of his heirs, executors and/or affiliates, agents, attorneys, insurers and any of its or their predecessors, successors, assigns, and other representatives, and anyone acting on their joint or several behalf from any and all known and unknown, suspected or unsuspected, claims, causes of action, demands, damages, costs, expenses, attorneys’ fees, liabilities, or other losses, from the beginning of time through the date this Agreement is executed, including, but not limited to, those that in any way arise from, grow out of, or are related to Executive’s employment and/or service relationship with the Company or any of its affiliates or subsidiaries or the termination thereof or any contracts, agreements, awards, policies, plans, programs or practices.

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Nothing contained herein shall be construed to prohibit Executive from filing a charge with the Equal Employment Opportunity Commission (the “EEOC”), the National Labor Relations Board, the Securities and Exchange Commission (the “SEC”), or other similar governmental agency (federal, state, or local), or participating in investigations by such government entity. However, Executive acknowledges that the release Executive executes herein waives Executive’s right to seek individual remedies in any such action or to seek or accept individual remedies or monetary damages in any such action or lawsuit arising from such charges or investigations, including but not limited to, back pay, front pay, or reinstatement; however, Executive may accept any monetary award offered by the SEC pursuant to Section 21F of the Securities and Exchange Act of 1934. Executive further agrees that if any person, organization, or other entity should bring a claim against the Releasees involving any matter covered by this Agreement, Executive will not accept any personal relief in any such action, including damages, attorneys’ fees, costs, and all other legal or equitable relief. Executive also does not release: (i) any rights or claims that may arise after Executive signs this Agreement or which arise under this Agreement; (ii) any rights or claims for unemployment compensation or workers’ compensation benefits; (iii) any rights under the Company’s 401(k) plan, if any; or (iv) any other rights that cannot be waived by private agreement or operation of law.

5. No Claims Filed. Executive affirms that, as of the date of execution of this Agreement, Executive has filed no lawsuit, charge, claim or complaint with any governmental agency or in any court against the Company or the Releasees.

6. Affirmation of Post-Employment Obligations. In executing this Agreement, Executive hereby reaffirms the post-employment obligations set forth in the CPIA. It is expressly understood that the Company may (i) be entitled to repayment of all or a portion of the payments under Section 2 in the event that Executive breaches any of Executive’s obligations under this Agreement or the CPIA or (ii) be entitled to all erroneously awarded Incentive Compensation as defined under the Company’s Clawback Policy.

7. Return of Company Property. Executive agrees that Executive will, unless otherwise agreed to in writing by the Company, return to the Company all property and equipment of the Company or its affiliates in Executive’s possession. All records, paper and electronic files, documents, software programs, and copies thereof, pertaining to the business of the Company or its affiliates, including without limitation any records, files, documents and programs which may constitute trade secrets and proprietary information belonging to the Company or its affiliates, in each case, shall be returned to the Company by or upon the Separation Date. Executive may not retain copies of any such records, files, documents or programs, and hereby relinquishes and assigns to the Company any and all rights, if any, that Executive may have in any such records, files, documents or programs. Executive represents that Executive has not retained any information about the Company or its affiliates on any personal computer, personal phone, portable data storage device or otherwise.

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10. Permitted Disclosures. Nothing in this Agreement or any other agreement between the parties or any other policies of the Company or its affiliates shall prohibit or restrict Executive or Executive’s attorneys from: (a) making any disclosure of relevant and necessary information or documents in any action, investigation, or proceeding relating to this Agreement, or as required by law or legal process, including with respect to possible violations of law; (b) participating, cooperating, or testifying in any action, investigation, or proceeding with, or providing information to, any governmental agency or legislative body, any self-regulatory organization, and/or pursuant to the Sarbanes-Oxley Act; or (c) accepting any U.S. Securities and Exchange Commission awards.

11. Future Cooperation. Executive agrees to cooperate with the Company as may be reasonably requested by the Company (a) in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against, by or on behalf of the Company or any of its affiliates; and (b) in connection with any inquiry regarding, investigation of or by, or legal action or complaint against the Company and/or any other Releasees that relates to events or occurrences that transpired while Executive was employed by the Company or about which Executive may otherwise have knowledge or information. The Company will pay Executive an hourly fee of $200 for any time required in excess of 25 hours per month to provide any such future cooperation and will reimburse Executive for reasonable business travel expenses incurred by Executive in connection with providing cooperation under sub-parts (a) and (b) of this section, subject to receipt of appropriate documentation of such expenses.

12. No Admission of Wrongful Conduct. Executive hereby acknowledges and agrees that, by the Company providing the consideration described above and entering into this Agreement, neither the Company nor any of the Releasees is admitting any unlawful or otherwise wrongful conduct or liability to Executive or Executive’s heirs, executors, administrators, assigns, agents, or other representatives. The Company and Releasees expressly deny any liability or alleged violation of any law, contract or applicable policy.

13. Older Worker Benefit Protection Act Disclosure. Executive recognizes that as part of Executive’s agreement to release any and all claims against the Releasees, Executive is releasing claims for age discrimination under the Age Discrimination in Employment Act. Accordingly, Executive has been afforded more than twenty-one (21) days from the date Executive received this Agreement to review this Agreement (the “Review Period”) and Executive has an additional period of seven (7) days after executing this Agreement to revoke it in writing to the Company under the terms of the Older Worker Benefit Protection Act. Any negotiated changes to this Agreement shall not restart the Review Period or extend any deadline for Executive to execute and return the Agreement to the Company. If timely signed, dated and returned to the Company and not revoked prior to the end of the seven (7) day revocation period, this Agreement shall be effective upon the expiration of the seven (7) day revocation period (the “Effective Date”). By Executive’s signature below, Executive represents and warrants that Executive has been advised to consult with an attorney of Executive’s own choosing, that Executive has been given a reasonable amount of time to consider this Agreement, and that Executive is voluntarily and knowingly waiving any right he could possibly claim to review the Agreement for an additional period of time.

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14. Taxes. The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as the Company is required to withhold pursuant to any applicable law, regulation or ruling. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to guarantee any particular tax result for Executive with respect to any payment provided to Executive hereunder, the Company makes no representation or warranty regarding the tax treatment and/or tax consequences of any payment described herein, and Executive shall be responsible for any taxes imposed on Executive with respect to any such payment.

15. Section 409A. As applicable, the parties intend that this Agreement will be administered in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A of the Code, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A of the Code. Each payment pursuant to this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A2(b)(2). The parties agree that this Agreement may be amended, as reasonably requested by either party, and as may be necessary to fully comply with Section 409A of the Code and all related rules and regulations in order to preserve the payments and benefits provided hereunder without additional cost to either party. The Company makes no representation or warranty and shall have no liability to Executive or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such Section

16. Governing Law; Arbitration. This Agreement will be governed by and construed in accordance with the laws of the State of Connecticut, without regard to principles of conflict of laws. Any dispute, controversy or claim arising out of or relating to this contract, including the formation, interpretation, breach or termination thereof, including whether the claims asserted are arbitrable, will be referred to and finally determined by arbitration in accordance with the JAMS Arbitration Rules. The tribunal will consist of one arbitrator. The place of arbitration will be Fairfield County, State of Connecticut. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

17. Statement Regarding Executive’s Transition. Executive and the Company agree to coordinate in good faith on the terms of an internal statement with respect to Executive’s separation from the Company for the purpose of retirement.

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18. Entire Agreement. Except as expressly set forth herein, this Agreement (including Exhibit A and Exhibit B hereto), constitutes the entire agreement between the Company and Executive with respect to the subject matter of this Agreement and supersedes and replaces any prior understandings, agreements or representations, written or oral, concerning the subject matter of this Agreement. The terms of Exhibit A and Exhibit B to this Agreement, as well as the Indemnification Agreement and CPIA, are incorporated herein by reference and are part of this Agreement as if set forth fully herein. This is an integrated document. By signing below, Executive acknowledges that he is not relying on any promises or representations by the Company or the agents, representatives, or attorneys of any of the entities within the definition of Company regarding any subject matter addressed in this Agreement.

19. Severability. If any provision of this Agreement is held invalid, such invalidation shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provision or application, and to this end the provisions of this Agreement are declared to be severable. If, moreover, any one or more of the provisions (or portions thereof) contained in this Agreement shall for any reason be determined by a court of competent jurisdiction to be unenforceable because it is excessively broad as to duration or scope of prohibited activities, it shall be (to the extent permitted by law) construed by limiting and reducing it, so as to extend and be enforced only over the maximum duration and scope of activities as to which it may be enforceable under applicable law.

20. Modification. This Agreement may be modified or amended only by a written instrument duly signed by each of the parties hereto or their respective successors or assigns. The parties’ rights and obligations hereunder shall survive this Agreement becoming effective and Executive’s termination of employment in accordance with their respective terms.

21. Waiver. No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

22. Acceptance of Agreement. Executive agrees that if Executive timely revokes this Agreement prior to the end of the seven (7) day revocation period, the provisions of this Agreement shall be void and of no further force and effect.

23. Successors and Assigns; Third-Party Beneficiaries. Executive may not assign this Agreement. Executive hereby consents to the assignment by the Company of all of its rights and obligations hereunder to any successor to the Company by merger or consolidation or purchase of all or substantially all of the Company’s assets. The Releasees are expressly intended to be thirdparty beneficiaries of this Agreement and it may be enforced by each of them.

24. Knowing and Voluntary Agreement. By Executive’s signature below, Executive represents and warrants that Executive (i) has been given a reasonable amount of time of at least twenty-one (21) days to review and consider this Agreement, (ii) is hereby advised in writing to consult with independent legal counsel in connection with this Agreement; (iii) is represented by counsel of his choosing in connection with this matter; (iv) has read and reviewed this Agreement thoroughly and fully understands its terms and conditions and their significance and has discussed them with Executive’s independent legal counsel, or has had a reasonable opportunity to have done so; and (v) agrees to all the terms and conditions of this Agreement and is signing this Agreement voluntarily and of Executive’s own free will, with the full understanding of its terms, conditions and legal consequences, and with the intent to be bound hereby.

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25. Non-Disparagement. Executive understands and agrees that she shall not make any false, disparaging or derogatory statements to any media outlet, industry group, financial institution or current or former employee, consultant, client, customer of the Company or other person or entity regarding the Company or any of its directors, officers, employees, agents or representatives or about the Company’s business affairs and financial condition and the Company shall instruct the members of the board of directors and its senior executives to not make any false, disparaging or derogatory statements to any media outlet, industry group, financial institution or current or former employee, consultant, client, customer of the Company or other person or entity regarding Executive.

25. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. An originally executed version of this Agreement that is scanned as an image file (e.g., Adobe PDF, etc.) and then delivered by one party to the other party via electronic mail as evidence of signature, shall, for all purposes hereof, be deemed an original signature. The parties further agree to accept electronic signatures generated using DocuSign as original signatures.

IN WITNESS WHEREOF, Executive and a duly authorized representative of the Company hereby certify that they have read this Agreement in its entirety and voluntarily executed it, as of the date(s) set forth under their respective signatures.

REED’S, INC.

By:	/s/ Douglas W. McCurdy
Name:	Douglas. W. McCurdy
Title:	Chief Financial Officer

EXECUTIVE

By:	/s/ Norman E Snyder, Jr.
Norman E. Snyder, Jr.

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EXHIBIT A

Performance Metrics for Q1 2025

[Information has been omitted from this Exhibit]

EXHIBIT B

AFFIRMATION OF RELEASE OF CLAIMS

Capitalized terms not herein defined have the meanings ascribed to them in the Executive Retirement, Transition and Separation Agreement dated April 14, 2025 (the “Agreement”).

Executive herby affirms as of the date indicated by his signature below:

In exchange for the consideration set forth in the Agreement, including the Separation Benefits, Executive, for Executive, Executive’s agents, attorneys, heirs, beneficiaries, administrators, executors, successors, assigns, and other representatives, and anyone acting or claiming on Executive’s or their joint or several behalf, hereby releases, waives, and forever discharges the Company, and all of its past, present or future parents, subsidiaries or affiliates, and any of its or their past, present or future employees, officers, directors, managers, trustees, board members, owners, equity holders, agents, attorneys, insurers or benefit plans and any of its or their predecessors, successors, assigns, and other representatives, and anyone acting on their joint or several behalf (the “Releasees”), from any and all known and unknown, suspected or unsuspected, claims, causes of action, demands, damages, costs, expenses, attorneys’ fees, liabilities, or other losses, from the beginning of time through the date this Agreement is executed, including, but not limited to, those that in any way arise from, grow out of, or are related to Executive’s employment and/or service relationship with the Company or any of its affiliates or subsidiaries or the termination thereof or any contracts, agreements, awards, policies, plans, programs or practices with or of any Releasee. By way of example only and without limiting the immediately preceding sentence, Executive agrees that Executive is releasing, waiving, and discharging:

(a) any and all claims against the Company and the Releasees under (i) any federal, state, or local employment law or statute, including, but not limited to Title VII of the Civil Rights Act(s) of 1964 and 1991, the Age Discrimination in Employment Act, as amended, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification (WARN) Act and any state or local equivalent law(s), the Older Workers Benefit Protection Act, the Fair Labor Standards Act, Section 806 of the Corporate and Criminal Fraud Accountability Act of 2002, the Rehabilitation Act of 1973, the Fair Credit Reporting Act, the Employee Retirement Income Security Act of 1974, and the Uniformed Services Employment and Reemployment Rights Act; (ii) applicable state or local civil rights law(s);

(b) any claim to benefits under any plan, or under the federal Employee Retirement Income Security Act of 1974, as amended, except for Executive’s right to any benefits to which Executive is entitled under any retirement plan of the Company that is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, or Executive’s rights, if any, under COBRA;

(c) any and all claims under common law, including any claim for tort, breach of contract (express or implied, written or oral), quasi contract, wrongful or constructive discharge, defamation, intentional infliction of emotional distress, misrepresentation, fraud, or negligence; and

(d) any and all claims arising under or in connection with any agreement, understanding, contract, promise, or arrangement, written or oral, between Executive and the Company and/or any of the Releasees, including but not limited to any claims arising under or in connection with equity award agreements and applicable governing plans; (e) any and all claims for or relating to any compensation, distributions, salary, wages, bonuses, commissions, income, carried interest, contributions, distributions, fees, income, contributions, overtime pay, incentive compensation, equity-based compensation, stock options, shares, equity, or any other actual or prospective stock, equity, option, profits, awards or grants; and (f) any other claims Executive may now have against the Releasees, whether known or unknown to Executive; Notwithstanding any releases granted in the foregoing, Executive’s right to be held harmless and Executive’s right to indemnification from the Company, as reflected in that certain Indemnity Agreement, dated February 27, 2024 (the “Indemnification Agreement”), or under the Company’s by-laws or certificate of incorporation, shall not be released, altered, or limited in any way as a result of the foregoing.

In addition, in exchange for Executive’s release herein and his compliance with this Agreement, the Company, on its behalf as well as any agents, attorneys, successors, assigns, and other representatives and anyone acting or claiming on the Company’s or their joint or several behalf, hereby releases, waives, and forever discharges Executive and all of his heirs, executors and/or affiliates, agents, attorneys, insurers and any of its or their predecessors, successors, assigns, and other representatives, and anyone acting on their joint or several behalf from any and all known and unknown, suspected or unsuspected, claims, causes of action, demands, damages, costs, expenses, attorneys’ fees, liabilities, or other losses, from the beginning of time through the date this Agreement is executed, including, but not limited to, those that in any way arise from, grow out of, or are related to Executive’s employment and/or service relationship with the Company or any of its affiliates or subsidiaries or the termination thereof or any contracts, agreements, awards, policies, plans, programs or practices.

Nothing contained herein shall be construed to prohibit Executive from filing a charge with the Equal Employment Opportunity Commission (the “EEOC”), the National Labor Relations Board, the Securities and Exchange Commission (the “SEC”), or other similar governmental agency (federal, state, or local), or participating in investigations by such government entity. However, Executive acknowledges that the release Executive executes herein waives Executive’s right to seek individual remedies in any such action or to seek or accept individual remedies or monetary damages in any such action or lawsuit arising from such charges or investigations, including but not limited to, back pay, front pay, or reinstatement; however, Executive may accept any monetary award offered by the SEC pursuant to Section 21F of the Securities and Exchange Act of 1934. Executive further agrees that if any person, organization, or other entity should bring a claim against the Releasees involving any matter covered by this Agreement, Executive will not accept any personal relief in any such action, including damages, attorneys’ fees, costs, and all other legal or equitable relief. Executive also does not release: (i) any rights or claims that may arise after Executive signs this Agreement or which arise under this Agreement; (ii) any rights or claims for unemployment compensation or workers’ compensation benefits; (iii) any rights under the Company’s 401(k) plan, if any; or (iv) any other rights that cannot be waived by private agreement or operation of law.

Executive has filed no lawsuit, charge, claim or complaint with any governmental agency or in any court against the Company or the Releasees.

Dated: _____________, 2025

Norman E. Snyder, Jr.